UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2022

ARKO Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39828	85-2784337
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8565 Magellan Parkway Suite 400
Richmond, Virginia		23227-1150
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (804) 730-1568

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ARKO	The NASDAQ Stock Market LLC
Warrants, each warrant exercisable for one share of Common Stock at an exercise price of $11.50	ARKOW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On December 20, 2022, GPM Investments, LLC, a Delaware limited liability company (“GPM”), a wholly owned subsidiary of ARKO Corp., a Delaware corporation (the “Company”), entered into an eighth amendment (the “Eighth Amendment”) to its revolving credit agreement, dated February 28, 2020, by and among GPM, certain of its subsidiaries as borrowers and guarantors, the lenders from time to time party thereto and PNC Bank, National Association (“PNC”), as lender and as agent (as amended, the “PNC Credit Agreement”), which provides for a secured revolving credit facility (the “GPM PNC Line of Credit”) in an aggregate principal amount of up to $140 million (including revolving loans and letters of credit).

The Eighth Amendment amended the PNC Credit Agreement to effect the following primary changes:

•
Extended the maturity date by five years to December 22, 2027.
•
replaced LIBOR with SOFR (as defined in the Eighth Amendment) as an interest rate benchmark, including the replacement of LIBOR Rate Loans, with interest periods of one, two and three months, with adjusted Term SOFR Rate Loans (as defined in the Eighth Amendment), with interest periods of one and three months.
•
Revised certain negative covenants to provide additional flexibility, including increased fixed dollar baskets and introduction of basket increases based on average undrawn availability.
•
Added cardlock receivables as a portion of the borrowing base under certain circumstances.
•
Increased certain thresholds for events of default.

Additionally, the Eighth Amendment effected certain changes related to the borrowers’ obligations to deliver certain information to PNC, as well as conforming changes to reflect completed acquisitions and the Company’s previously reported internal restructuring.

The Company did not incur additional debt or receive any proceeds in connection with the Eighth Amendment.

The foregoing description of the Eighth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Eighth Amendment, including the complete text of the PNC Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1

Eighth Amendment to Third Amended, Restated and Consolidated Revolving Credit and Security Agreement, dated December 20, 2022, by and among GPM Investments, LLC and certain of its subsidiaries as other borrowers and guarantors thereto, the lenders party thereto and PNC Bank, National Association.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARKO Corp.

Date:	December 22, 2022	By:	/s/ Arie Kotler
Arie Kotler Chairman, President and Chief Executive Officer